UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 22, 2015

Date of Report

(Date of earliest event reported)

AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On April 22, 2015, Air Lease Corporation (the “Company”) and certain executive officers and employees of the Company entered into a settlement agreement and release (the “Settlement Agreement”) with American International Group, Inc.  (“AIG”), International Lease Finance Corporation (“ILFC”), and ILFC’s parent, AerCap Holdings N.V., to settle all ongoing litigation as set forth in Note 13: Litigation, in the Notes to Consolidated Financial Statements of the Company’s Form 10-K for the fiscal year ended December 31, 2014, filed on February 26, 2015 (“Note 13”).

Pursuant to the terms of the Settlement Agreement, (i) all claims and counterclaims asserted in the litigation will be dismissed with prejudice, (ii) each of the parties to the litigation will receive full releases of all claims and counterclaims asserted in the litigation, and (iii) the Company will pay AIG the sum of $36 million no later than June 30, 2015, and an additional sum of $36 million no later than September 30, 2015, which will be reflected in the Company’s March 31, 2015 financial statements.  The parties to the Settlement Agreement agreed that the settlement was intended solely as a compromise of disputed claims, and that no party admits any wrongdoing or liability with respect to any matter alleged in the litigation.

The foregoing description of the material terms of the Settlement Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Further information regarding the litigation between the parties that was resolved pursuant to the Settlement Agreement is set forth in Note 13.

Item 9.01                                           Financial Statements and Exhibits

(d)   Exhibits

Exhibit 10.1

Settlement Agreement and Release dated April 22, 2015 by and among Air Lease Corporation, American International Group, Inc., International Lease Finance Corporation and AerCap Holdings N.V. and the other parties named therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR LEASE CORPORATION

Date: April 23, 2015	/s/ Carol H. Forsyte
Carol H. Forsyte
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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